Exhibit 99.1

PRESS RELEASE

Allegiance Bancshares, Inc.

8847 West Sam Houston Parkway N., Suite 200

Houston, Texas 77040

ir@allegiancebank.com

ALLEGIANCE BANCSHARES, INC. REPORTS

THIRD QUARTER 2019 RESULTS

HOUSTON, October 25, 2019 - Allegiance Bancshares, Inc. (NASDAQ: ABTX) ("Allegiance"), the holding company of Allegiance Bank (the "Bank"), today reported net income of $12.0 million and diluted earnings per share of $0.57 for the third quarter 2019 compared to net income of $8.9 million and diluted earnings per share of $0.65 for the third quarter 2018.  The third quarter 2019 included $1.4 million of pre-tax severance expense.  Net income for the nine months ended September 30, 2019 was $39.0 million, or $1.81 per diluted share, compared to net income of $24.1 million, or $1.77 per diluted share, for the nine months ended September 30, 2018.  The nine months ended September 30, 2019 results included $1.4 million of pre-tax severance expense and $1.3 million of pre-tax acquisition and merger-related expenses. The nine months ended September 30, 2018 results included $821 thousand of pre-tax acquisition and merger-related expenses.

“The third quarter was very productive for us and culminated with the completion of a $60 million subordinated debt offering,” said George Martinez, Allegiance’s Chairman and Chief Executive Officer.  “Securing this attractive capital, positions us well for future growth,” continued Martinez.

“We are dedicated to taking great care of our customers by building on long-lasting relationships as we help them reach their financial goals.  We are also keenly focused on developing new customer relationships and adding to our market share.  Our personalized service to all of our customers is what will continue to set us apart as the premier bank in the Houston region and what will continue to drive our long-term financial success. We are in a tremendous position of strength and are encouraged about our prospects for the remainder of the year as we work to leverage our talent and capital to produce improved returns for our shareholders,” concluded Martinez.

Third Quarter 2019 Results

Net interest income before the provision for loan losses in the third quarter 2019 increased $16.8 million, or 59.9%, to $44.8 million from $28.0 million for the third quarter 2018 primarily due to a $1.55 billion, or 56.6%, increase in average interest-earning assets for the same period.  This increase was mainly due to the Post Oak Bancshares, Inc. acquisition during the fourth quarter of 2018 as well as organic growth for the year-over-year period.  Net interest income before provision for loan losses for the third quarter 2019 decreased from $45.6 million in the second quarter 2019.  The net interest margin on a tax equivalent basis increased 6 basis points to 4.16% for the third quarter 2019 from 4.10% for the third quarter 2018 and decreased 17 basis points from 4.33% for the second quarter 2019. Core net interest margin on a tax equivalent basis excludes the impact of acquisition accounting adjustments and was 3.97% for the third quarter 2019 compared to 4.07% for the second quarter 2019. Please refer to the non-GAAP reconciliation on page 10.

Noninterest income for the third quarter 2019 was $2.9 million, an increase of $961 thousand, or 49.8%, compared to $1.9 million for the third quarter 2018 and decreased $956 thousand, or 24.9%, compared to $3.8 million for the second quarter 2019.  Noninterest income for the second quarter 2019 included $846 thousand of gain on the sale of securities.

Noninterest expense for the third quarter 2019 increased $10.8 million, or 56.6%, to $30.0 million from $19.2 million for the third quarter 2018, and decreased slightly compared to the second quarter 2019. The increase over the prior year quarter was primarily due to additional expenses associated with increased headcount and bank offices from the Post Oak acquisition. Additionally, the third quarter 2019 included $1.4 million of severance expense partially offset by a $676 thousand FDIC Small Bank Assessment Credit.

In the third quarter 2019, Allegiance’s efficiency ratio was 62.88% compared to 61.93% for the second quarter 2019 and 63.95% for the third quarter 2018.  Third quarter 2019 annualized returns on average assets, average equity and average tangible equity were 0.98%, 6.73% and 10.33%, respectively, compared to 1.19%, 8.10% and 12.52%, respectively, for the second quarter 2019.

Annualized returns on average assets, average equity and average tangible equity for the third quarter 2018 were 1.18%, 10.80% and 12.40%, respectively.

Nine Months Ended September 30, 2019 Results

Net interest income before provision for loan losses for the nine months ended September 30, 2019 increased $52.3 million, or 63.2%, to $135.0 million from $82.7 million for the nine months ended September 30, 2018 primarily due to a $1.56 billion, or 58.4%, increase in average interest-earning assets over the prior year associated with the Post Oak acquisition.  The net interest margin on a tax equivalent basis increased 10 basis points to 4.27% for the nine months ended September 30, 2019 from 4.17% for the nine months ended September 30, 2018. Core net interest margin on a tax equivalent basis for the nine months ended September 30, 2019 would have been 4.02%, compared to 4.17% for the nine months ended September 30, 2018. Please refer to the non-GAAP reconciliation on page 10.

Noninterest income for the nine months ended September 30, 2019 was $10.0 million, an increase of $4.6 million, or 86.3%, compared to $5.4 million for the nine months ended September 30, 2018 due primarily to additional noninterest income resulting from the Post Oak acquisition along with the gain on sale of securities.

Noninterest expense for the nine months ended September 30, 2019 increased $33.5 million, or 58.0%, to $91.2 million from $57.7 million for the nine months ended September 30, 2018. The increase in noninterest expense over the nine months ended September 30, 2018 was primarily due to additional expenses associated with increased headcount and bank offices along with merger-related expenses from the Post Oak acquisition. Additionally, the nine months ended 2019 included $1.4 million of severance expense partially offset by a $676 thousand FDIC Small Bank Assessment Credit.

Allegiance’s efficiency ratio decreased from 65.52% for the nine months ended September 30, 2018 to 63.25% for the nine months ended September 30, 2019. For the nine months ended September 30, 2019, returns on average assets, average equity and average tangible equity were 1.09%, 7.36% and 11.35%, respectively, compared to 1.10%, 10.16% and 11.72%, respectively, for the nine months ended September 30, 2018.

Financial Condition

Total assets at September 30, 2019 increased $111.6 million to $4.91 billion compared to $4.79 billion at June 30, 2019 and increased $1.87 billion compared to $3.04 billion at September 30, 2018, primarily due to the Post Oak acquisition and organic loan growth.

Total loans at September 30, 2019 increased $28.0 million, or 2.9% (annualized), to $3.89 billion compared to $3.86 billion at June 30, 2019 and increased $1.45 billion, or 59.2%, compared to $2.44 billion at September 30, 2018, primarily due to loans acquired in the Post Oak acquisition. Core loans, which exclude the mortgage warehouse portfolio, increased $37.6 million, or 4.0% (annualized), to $3.85 billion at September 30, 2019 from $3.81 billion at June 30, 2019 and increased $1.46 billion, or 60.9%, from $2.39 billion at September 30, 2018.  Excluding loans acquired from Post Oak at acquisition of $1.16 billion, core loans at September 30, 2019 increased $297.4 million, from September 30, 2018.

Deposits at September 30, 2019 increased $36.8 million, or 3.8% (annualized), to $3.90 billion compared to $3.86 billion at June 30, 2019 and increased $1.46 billion, or 60.1%, compared to $2.43 billion at September 30, 2018, primarily related to the Post Oak acquisition.

Asset Quality

Nonperforming assets totaled $42.9 million, or 0.88% of total assets, at September 30, 2019, compared to $37.7 million, or 0.79%, of total assets, at June 30, 2019, and $16.9 million, or 0.56% of total assets, at September 30, 2018. The allowance for loan losses was 0.77% of total loans at September 30, 2019, 0.72% of total loans at June 30, 2019 and 0.97% of total loans at September 30, 2018. The decrease in the allowance for loan losses as a percentage of loans from September 30, 2018 reflects the loans acquired in the Post Oak acquisition that were recorded at fair value without an allowance for loan losses at acquisition date.

The provision for loan losses for the third quarter 2019 was $2.6 million, or 0.27% (annualized) of average loans, compared to $1.4 million, or 0.15% (annualized) of average loans, for the second quarter 2019.

Third quarter 2019 net charge-offs were $729 thousand, or 0.07% (annualized) of average loans, compared to net charge-offs of $590 thousand, or 0.06% (annualized) of average loans, for the second quarter 2019 and $245 thousand, or 0.04% (annualized) of average loans, for the third quarter 2018. Net charge-offs for the nine months ended September 30, 2019 were $1.5 million, or 0.18% (annualized) of average loans, compared to net charge-offs for the nine months ended September 30, 2018 of $1.3 million, or 0.08% (annualized) of average loans.

GAAP Reconciliation of Non-GAAP Financial Measures

Allegiance’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 10 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

As previously announced, Allegiance’s management team will host a conference call on Friday, October 25, 2019 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss its third quarter 2019 results. Individuals and investment professionals may participate in the call by dialing (877) 279-2520. The conference ID number is 1986475.  Alternatively, a simultaneous audio-only webcast may be accessed via the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Upcoming Events. If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under News and Events, Event Calendar, Past Events.

Allegiance Bancshares, Inc.

As of September 30, 2019, Allegiance was a $4.91 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to small to medium-sized businesses and individual customers in the Houston region. Allegiance’s super-community banking strategy was designed to foster strong customer relationships while benefiting from a platform and scale that is competitive with larger local and regional banks.  As of September 30, 2019, Allegiance Bank operated 27 full-service banking locations in the Houston region, which we define as the Houston-The Woodlands-Sugar Land and Beaumont-Port Arthur metropolitan statistical areas, with 26 bank offices and one loan production office in the Houston metropolitan area and one bank office location in Beaumont, just outside of the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “continues,” “anticipates,” “intends,” “projects,” “estimates,” “potential,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings.  Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	2019			2018
	September 30	June 30	March 31	December 31	September 30
	(Dollars in thousands)
Cash and cash equivalents	$300,619	$232,607	$258,843	$268,947	$191,468
Available for sale securities	353,000	348,173	345,716	337,293	300,115

Total loans	3,886,004	3,857,963	3,806,161	3,708,306	2,440,926
Allowance for loan losses	(29,808)	(27,940)	(27,123)	(26,331)	(23,586)
Loans, net	3,856,196	3,830,023	3,779,038	3,681,975	2,417,340

Goodwill	223,642	223,642	223,642	223,125	39,389
Core deposit intangibles, net	23,053	24,231	25,409	26,587	2,688
Premises and equipment, net	67,175	59,690	60,327	41,717	18,970
Other real estate owned	8,333	6,294	1,152	630	1,801
Bank owned life insurance	26,947	26,794	26,639	26,480	22,838
Other assets	46,875	42,757	48,036	48,495	40,930
Total assets	$4,905,840	$4,794,211	$4,768,802	$4,655,249	$3,035,539

Noninterest-bearing deposits	$1,227,839	$1,173,423	$1,181,920	$1,209,300	$789,705
Interest-bearing deposits	2,669,646	2,687,217	2,598,141	2,453,236	1,644,086
Total deposits	3,897,485	3,860,640	3,780,061	3,662,536	2,433,791

Borrowed funds	159,501	146,998	201,995	225,493	211,569
Subordinated debt	107,771	49,019	48,959	48,899	48,839
Other liabilities	34,775	32,853	34,010	15,337	13,209
Total liabilities	4,199,532	4,089,510	4,065,025	3,952,265	2,707,408

Common stock	20,737	21,147	21,484	21,938	13,397
Capital surplus	529,688	541,979	556,184	571,803	221,762
Retained earnings	149,389	137,342	123,094	112,131	98,968
Accumulated other comprehensive income (loss)	6,494	4,233	3,015	(2,888)	(5,996)
Total shareholders’ equity	706,308	704,701	703,777	702,984	328,131
Total liabilities and equity	$4,905,840	$4,794,211	$4,768,802	$4,655,249	$3,035,539

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended					Year-to-Date
	2019			2018		2019	2018
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$55,790	$56,016	$54,189	$53,272	$32,988	$165,995	$94,951
Securities:						.
Taxable	2,090	1,837	982	844	636	4,909	1,881
Tax-exempt	483	692	1,290	1,445	1,447	2,465	4,357
Deposits in other financial institutions	302	401	688	742	265	1,391	731
Total interest income	58,665	58,946	57,149	56,303	35,336	174,760	101,920

INTEREST EXPENSE:
Demand, money market and savings deposits	4,975	4,513	3,728	3,367	1,248	13,216	3,111
Certificates and other time deposits	6,909	7,008	6,256	5,358	4,051	20,173	10,120
Borrowed funds	1,183	1,118	1,827	1,008	1,272	4,128	3,780
Subordinated debt	761	736	735	732	729	2,232	2,168
Total interest expense	13,828	13,375	12,546	10,465	7,300	39,749	19,179
NET INTEREST INCOME	44,837	45,571	44,603	45,838	28,036	135,011	82,741
Provision for loan losses	2,597	1,407	1,002	2,964	—	5,006	1,284
Net interest income after provision for loan losses	42,240	44,164	43,601	42,874	28,036	130,005	81,457

NONINTEREST INCOME:
Nonsufficient funds fees	168	139	162	190	175	469	565
Service charges on deposit accounts	379	365	325	363	177	1,069	506
Gain on sale of securities	—	846	—	—	—	846	—
Gain (loss) on sales of other real estate and repossessed assets	—	70	1	(429)	—	71	1
Bank owned life insurance	153	155	159	163	137	467	416
Rebate from correspondent bank	900	884	896	988	613	2,680	1,621
Other	1,289	1,386	1,746	1,059	826	4,421	2,270
Total noninterest income	2,889	3,845	3,289	2,334	1,928	10,023	5,379

NONINTEREST EXPENSE:
Salaries and employee benefits	20,221	19,415	19,684	18,167	12,965	59,320	38,537
Net occupancy and equipment	1,973	2,088	2,078	1,959	1,281	6,139	3,886
Depreciation	822	756	753	802	490	2,331	1,330
Data processing and software amortization	2,058	1,735	1,597	1,485	1,226	5,390	3,635
Professional fees	667	527	599	670	303	1,793	1,339
Regulatory assessments and FDIC insurance	(41)	802	728	776	505	1,489	1,533
Core deposit intangibles amortization	1,178	1,178	1,178	1,229	195	3,534	586
Communications	455	468	430	416	262	1,353	769
Advertising	449	617	704	704	351	1,770	1,021
Acquisition and merger-related expenses	—	153	1,173	840	196	1,326	821
Other	2,227	2,341	2,191	1,998	1,390	6,759	4,284
Total noninterest expense	30,009	30,080	31,115	29,046	19,164	91,204	57,741
INCOME BEFORE INCOME TAXES	15,120	17,929	15,775	16,162	10,800	48,824	29,095
Provision for income taxes	3,073	3,681	3,097	2,999	1,921	9,851	4,949
NET INCOME	$12,047	$14,248	$12,678	$13,163	$8,879	$38,973	$24,146

EARNINGS PER SHARE
Basic	$0.57	$0.67	$0.58	$0.60	$0.66	$1.83	$1.81
Diluted	$0.57	$0.66	$0.58	$0.59	$0.65	$1.81	$1.77

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended					Year-to-Date
	2019			2018		2019	2018
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars and share amounts in thousands, except per share data)
Net income	$12,047	$14,248	$12,678	$13,163	$8,879	$38,973	$24,146

Earnings per share, basic	$0.57	$0.67	$0.58	$0.60	$0.66	$1.83	$1.81
Earnings per share, diluted	$0.57	$0.66	$0.58	$0.59	$0.65	$1.81	$1.77

Return on average assets(A)	0.98%	1.19%	1.08%	1.12%	1.18%	1.09%	1.10%
Return on average equity(A)	6.73%	8.10%	7.27%	7.49%	10.80%	7.36%	10.16%
Return on average tangible equity(A)(B)	10.33%	12.52%	11.22%	11.66%	12.40%	11.35%	11.72%
Net interest margin (tax equivalent)(C)	4.16%	4.33%	4.31%	4.45%	4.10%	4.27%	4.17%
Core net interest margin (tax equivalent)(B)	3.97%	4.07%	4.03%	4.16%	4.10%	4.02%	4.17%
Efficiency ratio(D)	62.88%	61.93%	64.97%	60.30%	63.95%	63.25%	65.52%

Capital Ratios
Allegiance Bancshares, Inc. (Consolidated)
Equity to assets	14.40%	14.70%	14.76%	15.10%	10.81%	14.40%	10.81%
Tangible equity to tangible assets(B)	9.86%	10.05%	10.06%	10.29%	9.56%	9.86%	9.56%
Estimated common equity tier 1 capital	11.28%	11.34%	11.37%	11.76%	11.17%	11.28%	11.16%
Estimated tier 1 risk-based capital	11.51%	11.58%	11.61%	12.01%	11.53%	11.51%	11.51%
Estimated total risk-based capital	14.70%	13.27%	13.28%	13.70%	13.94%	14.70%	13.92%
Estimated tier 1 leverage capital	10.06%	10.17%	10.25%	10.61%	10.23%	10.06%	10.23%
Allegiance Bank
Estimated common equity tier 1 capital	12.28%	12.02%	11.67%	11.83%	11.24%	12.28%	11.23%
Estimated tier 1 risk-based capital	12.28%	12.02%	11.67%	11.83%	11.24%	12.28%	11.23%
Estimated total risk-based capital	14.01%	13.71%	13.34%	13.53%	13.65%	14.01%	13.64%
Estimated tier 1 leverage capital	10.73%	10.57%	10.31%	10.45%	9.98%	10.73%	9.98%

Other Data
Weighted average shares:
Basic	20,981	21,257	21,733	21,908	13,371	21,321	13,320
Diluted	21,256	21,546	22,040	22,210	13,637	21,591	13,605
Period end shares outstanding	20,737	21,147	21,484	21,938	13,397	20,737	13,397
Book value per share	$34.06	$33.32	$32.76	$32.04	$24.49	$34.06	$24.49
Tangible book value per share(B)	$22.16	$21.60	$21.17	$20.66	$21.35	$22.16	$21.35
(A)	Interim periods annualized.
(B)	Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 10 of this Earnings Release.
(C)	Net interest margin represents net interest income divided by average interest-earning assets.
(D)

Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for loan losses are not part of this calculation.

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$3,870,205	$55,790	5.72%	$3,819,687	$56,016	5.88%	$2,384,966	$32,988	5.49%
Securities	359,392	2,573	2.84%	350,004	2,529	2.90%	304,254	2,083	2.72%
Deposits in other financial institutions and other	55,070	302	2.17%	63,962	401	2.52%	47,518	265	2.21%
Total interest-earning assets	4,284,667	$58,665	5.43%	4,233,653	$58,946	5.58%	2,736,738	$35,336	5.12%
Allowance for loan losses	(28,593)			(27,125)			(24,059)
Noninterest-earning assets	600,004			586,435			276,997
Total assets	$4,856,078			$4,792,963			$2,989,676

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$332,652	$943	1.13%	$350,147	$1,152	1.32%	$181,284	$389	0.85%
Money market and savings deposits	1,099,937	4,032	1.45%	994,557	3,361	1.36%	530,240	859	0.64%
Certificates and other time deposits	1,269,886	6,909	2.16%	1,331,955	7,008	2.11%	896,253	4,051	1.79%
Borrowed funds	158,358	1,183	2.96%	155,969	1,118	2.87%	234,776	1,272	2.15%
Subordinated debt	51,607	761	5.85%	48,986	736	6.03%	48,805	729	5.93%
Total interest-bearing liabilities	2,912,440	$13,828	1.88%	2,881,614	$13,375	1.86%	1,891,358	$7,300	1.53%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	1,198,564			1,173,662			761,935
Other liabilities	35,030			32,525			10,179
Total liabilities	4,146,034			4,087,801			2,663,472
Shareholders' equity	710,044			705,162			326,204
Total liabilities and shareholders' equity	$4,856,078			$4,792,963			$2,989,676

Net interest rate spread			3.55%			3.72%			3.59%

Net interest income and margin		$44,837	4.15%		$45,571	4.32%		$28,036	4.06%

Net interest income and net interest margin (tax equivalent)		$44,924	4.16%		$45,684	4.33%		$28,292	4.10%

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Nine Months Ended September 30,
	2019			2018
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$3,812,827	$165,995	5.82%	$2,319,727	$94,951	5.47%
Securities	352,074	7,374	2.80%	310,709	6,238	2.68%
Deposits in other financial institutions	79,309	1,391	2.34%	49,205	731	1.99%
Total interest-earning assets	4,244,210	$174,760	5.51%	2,679,641	$101,920	5.09%
Allowance for loan losses	(27,500)			(24,254)
Noninterest-earning assets	581,932			276,777
Total assets	$4,798,642			$2,932,164

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$340,310	$3,058	1.20%	$190,228	$914	0.64%
Money market and savings deposits	992,349	10,158	1.37%	534,925	2,197	0.55%
Certificates and other time deposits	1,301,478	20,173	2.07%	841,849	10,120	1.61%
Borrowed funds	198,839	4,128	2.78%	265,401	3,780	1.90%
Subordinated debt	49,849	2,232	5.99%	48,746	2,168	5.95%
Total interest-bearing liabilities	2,882,825	$39,749	1.84%	1,881,149	$19,179	1.36%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	1,179,914			724,493
Other liabilities	28,270			8,742
Total liabilities	4,091,009			2,614,384
Shareholders' equity	707,633			317,780
Total liabilities and shareholders' equity	$4,798,642			$2,932,164

Net interest rate spread			3.67%			3.73%

Net interest income and margin		$135,011	4.25%		$82,741	4.13%

Net interest income and net interest margin (tax equivalent)		$135,413	4.27%		$83,551	4.17%

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended
	2019			2018
	September 30	June 30	March 31	December 31	September 30
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$675,055	$694,516	$699,471	$702,037	$458,434
Mortgage warehouse	36,594	46,171	36,742	48,274	48,876
Real estate:
Commercial real estate (including multi-family residential)	1,859,721	1,830,764	1,771,890	1,650,912	1,161,992
Commercial real estate construction and land development	386,723	368,108	396,162	430,128	298,916
1-4 family residential (including home equity)	695,520	690,961	658,261	649,311	344,342
Residential construction	189,608	183,991	201,314	186,411	117,740
Consumer and other	42,783	43,452	42,321	41,233	10,626
Total loans	$3,886,004	$3,857,963	$3,806,161	$3,708,306	$2,440,926

Asset Quality:
Nonaccrual loans	$34,615	$31,382	$32,670	$32,953	$14,943
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	34,615	31,382	32,670	32,953	14,943
Other real estate	8,333	6,294	1,152	630	1,801
Other repossessed assets	—	—	—	—	205
Total nonperforming assets	$42,948	$37,676	$33,822	$33,583	$16,949

Net charge-offs	$729	$590	$210	$219	$245

Nonaccrual loans:
Commercial and industrial	$8,033	$9,386	$11,221	$10,861	$6,258
Mortgage warehouse	—	—	—	—	—
Real estate:
Commercial real estate (including multi-family residential)	15,356	18,218	17,531	17,776	5,006
Commercial real estate construction and land development	9,050	1,541	818	974	694
1-4 family residential (including home equity)	1,992	2,074	2,928	3,201	2,985
Residential construction	—	—	—	—	—
Consumer and other	184	163	172	141	—
Total nonaccrual loans	$34,615	$31,382	$32,670	$32,953	$14,943

Asset Quality Ratios:
Nonperforming assets to total assets	0.88%	0.79%	0.71%	0.72%	0.56%
Nonperforming loans to total loans	0.89%	0.81%	0.86%	0.89%	0.61%
Allowance for loan losses to nonperforming loans	86.11%	89.03%	83.02%	79.90%	157.84%
Allowance for loan losses to total loans	0.77%	0.72%	0.71%	0.71%	0.97%
Net charge-offs to average loans (annualized)	0.07%	0.06%	0.02%	0.02%	0.04%

Allegiance Bancshares, Inc.

GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures

(Unaudited)

Allegiance’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Allegiance believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Allegiance’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Allegiance reviews tangible book value per share, return on average tangible equity, the ratio of tangible equity to tangible assets and core net interest margin on a tax equivalent basis for internal planning and forecasting purposes. Allegiance has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Allegiance calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Year-to-Date
	2019			2018		2019	2018
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars and share amounts in thousands, except per share data)
Total shareholders' equity	$706,308	$704,701	$703,777	$702,984	$328,131	$706,308	$328,131
Less: Goodwill and core deposit intangibles, net	246,695	247,873	249,051	249,712	42,077	246,695	42,077
Tangible shareholders’ equity	$459,613	$456,828	$454,726	$453,272	$286,054	$459,613	$286,054

Shares outstanding at end of period	20,737	21,147	21,484	21,938	13,397	20,737	13,397

Tangible book value per share	$22.16	$21.60	$21.17	$20.66	$21.35	$22.16	$21.35

Net income	$12,047	$14,248	$12,678	$13,163	$8,879	$38,973	$24,146

Average shareholders' equity	$710,044	$705,162	$707,666	$697,303	$326,204	$707,633	$317,780
Less: Average goodwill and core deposit intangibles, net	247,404	248,621	249,277	249,252	42,203	248,427	42,394
Average tangible shareholders’ equity	$462,640	$456,541	$458,389	$448,051	$284,001	$459,206	$275,386

Return on average tangible equity	10.33%	12.52%	11.22%	11.66%	12.40%	11.35%	11.72%

Total assets	$4,905,840	$4,794,211	$4,768,802	$4,655,249	$3,035,539	$4,905,840	$3,035,539
Less: Goodwill and core deposit intangibles, net	246,695	247,873	249,051	249,712	42,077	246,695	42,077
Tangible assets	$4,659,145	$4,546,338	$4,519,751	$4,405,537	$2,993,462	$4,659,145	$2,993,462

Tangible equity to tangible assets	9.86%	10.05%	10.06%	10.29%	9.56%	9.86%	9.56%

Net interest income (tax equivalent)	$44,924	$45,684	$44,805	$46,100	$28,292	$135,413	$83,551
Less: Acquisition accounting adjustments	(2,045)	(2,755)	(2,965)	(3,069)	—	(7,765)	—
Core net interest income (tax equivalent)	$42,879	$42,929	$41,840	$43,031	$28,292	$127,648	$83,551

Average earning assets	$4,284,667	$4,233,653	$4,212,669	$4,108,645	$2,736,738	$4,244,210	$2,679,641

Net interest margin (tax equivalent)	4.16%	4.33%	4.31%	4.45%	4.10%	4.27%	4.17%
Core net interest margin (tax equivalent)	3.97%	4.07%	4.03%	4.16%	4.10%	4.02%	4.17%